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EXHIBIT 10.34



                     CONDITIONAL LEASE TERMINATION AGREEMENT


This Conditional Lease Termination Agreement is made and entered into this 30th day of March, 2001 by and between Philip and Rose M. Pagliazzo (collectively "Landlord") and Hemagen Diagnostics, Inc., a Delaware corporation with an address at 9033 Red Branch Road, Columbia, Maryland ("Tenant") under the following circumstances:

          A. Tenant leases from Landlord and Landlord leases to Tenant certain premises located at 34-40 Bear Hill Road, Waltham, Massachusetts, pursuant to that certain Lease Agreement dated as of May 31, 1997 between Landlord and Tenant ("Lease"); and

          B. Tenant desires to sublease the Leased Premises to Beyond Genomics, Inc., a Delaware corporation, and Landlord may exercise Landlord's right under Section 12 of the Lease to terminate the Lease with Tenant and enter into a direct lease with Beyond Genomics, Inc.; and

          C. The parties wish to evidence the early termination of the Lease and define their respective rights and obligations and provide for an orderly transfer of the premises should the Landlord recapture the space and enter into a direct lease with Beyond Genomics, Inc.

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

          1. CONDITIONAL TERMINATION OF LEASE. Effective upon the execution of a lease agreement between Landlord and Beyond Genomics, Inc. in form and substance reasonably acceptable to Landlord and Beyond Genomics, Inc., the Lease between Landlord and Tenant shall be terminated effective as of the date of execution of the new lease. If rent payments under the new lease with Beyond Genomics, Inc. commence during a period for which Tenant has prepaid its rent under the Lease, Landlord agrees that, not more than fourteen (14) days after receipt of good funds constituting the initial monthly rent from Beyond Genomics, Inc., Landlord shall refund to Tenant the per diem amount of rent paid beyond the effective date of termination.

          2. LEASEHOLD IMPROVEMENTS. Landlord acknowledges that Beyond Genomics, Inc. has purchased from Tenant the telephone system, refrigeration rooms, laboratory benches and other contents and leasehold improvements placed in the Leased Premises by Tenant, and that, notwithstanding Section 23 of the Lease, said equipment and personal property shall be left in the Leased Premises as the property of Beyond Genomics, Inc.

          3. CONDITION OF PREMISES. Landlord agrees that the physical condition of the premises (excluding hidden or environmental matters) is acceptable to Landlord and that effective on this execution of the new lease between Landlord and Beyond Genomics, Inc., Landlord will look only to Beyond Genomics, Inc. at the termination or expiration of its Lease with Landlord to perform any duties relative to the physical condition of the premises. Notwithstanding the foregoing, Tenant will remove its signs promptly upon the termination of the Lease and will leave the floor and other surface areas of the Premises in broom clean condition to the reasonable satisfaction of Beyond Genomics, Inc.




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           4.  STANDARD ELECTRIC PARKING LEASE. Tenant hereby assigns and releases to Landlord all of Tenant's right, title and interest in and to that certain written sublease for parking space entered into by and between Tenant and Standard Electric, Inc. and to any at will sublease agreement which may exist between Standard Electric, Inc. and Tenant. On and after the date of this Agreement, Landlord shall have the sole right, power and authority to collect rent under said parking sublease agreement. If Tenant has collected rent from Standard Electric, Inc. for the month in which the Lease has terminated, then Tenant shall forthwith pay to Landlord the portion of such rent attributable to the remainder of the month.

           5. PERMITTED SUBLETTING. Landlord acknowledges that Tenant will be a permitted subtenant under the lease with Beyond Genomics, Inc. for one individual office, one lab bench and one unit of lab space on a month-to-month basis, in which subleased space Tenant will continue to do business on a reduced scale in the same manner as it currently does business under the Lease with Landlord. Tenant agrees to be subject to, and abide by, all terms and conditions of Landlord's lease with Beyond Genomics, Inc. which provide conditions as to occupancy.

          6. CONDITION PRECEDENT. The parties rights and obligations under this Termination Agreement are expressly conditioned on the execution by Beyond Genomics, Inc. and commencement of performance under a lease agreement between Landlord and Beyond Genomics, Inc. , including but not limited to Beyond Genomics, Inc. delivering all rent payments required upon the commencement of the lease term in good funds.

          7. MISCELLANEOUS Tenant represents, warrants and covenants to Landlord that the signatory to this instrument has all right, power and authority under Delaware law and the Tenant's Articles of Incorporation and is vested by authority of its Board of Directors to enter into this Conditional Lease Termination Agreement and render Tenant's performance hereunder. Tenant and Landlord respectively represent and warrant to the other that there are no other agreements, subleases, amendments or addendums to the Lease except for a Bill of Sale for certain leasehold improvements by and between Tenant and Beyond Genomics, Inc., and the Parking Sublease referenced in Section 4 above. This Agreement shall be governed by Massachusetts law.

          8. SURVIVAL. The rights, duties and obligations of Landlord and Tenant respectively, imposed by operation of law or the Lease survive termination of the Lease unaffected hereby, except as to the specific matters set forth within this Termination Agreement.



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     Executed this 30th day of March, 2001 by Landlord and Tenant.


                                                   LANDLORD




                                                    /s/ Phillip Pagliazzo
                                                   ---------------------
                                                   Phillip Pagliazzo



                                                    /s/ Rose Pagliazzo
                                                   ------------------
                                                   Rose Pagliazzo



                                                   TENANT


                                                   HEMAGEN DIAGNOSTICS, INC., a
                                                   Delaware Corporation



                                                   By  /s/ William P. Hales
                                                      ---------------------
                                                      William Hales, President






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                         LEASE TERM COMMENCEMENT LETTER
                         ------------------------------




Pursuant to Section 3 of a Lease dated March 30, 2001 between PHILIP PAGLIAZZO and ROSE M. PAGLIAZZO as LESSOR and BEYOND GENOMICS, INC. as LESSEE, the parties hereby agree that all conditions for the effectiveness and commencement of the Lease have been fulfilled and that, subject only to LESSOR'S receipt of the initial rent and security deposit in good funds from the LESSEE, the Commencement Date of the Lease is as of April 1, 2001.



          Executed as a sealed instrument this 2nd day of April, 2001.



LESSOR:
                                                LESSEE:  BEYOND GENOMICS, INC.





/s/ Elaine Pagliazzo                            By: /s/ N.Stephen Ober
---------------------------------------            -----------------------------
Philip & Rose Pagliazzo, by their agent         N. Stephen Ober, President
Elaine Pagliazzo